                                                                  Exhibit10.2(b)

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment to Employment Agreement") to the Employment Agreenient, dated August 1, 1990 (the "Employment Agreement") and is entered into on September 25, 1996 by and among The Mentus Group, Inc., a Delaware corporation (the "Corporation") and Gerard P. Joyce (the "Employee").

         WHEREAS, the Corporation and the Employee are parties to the Employment Agreement dated August 1, 1990; and

         WHEREAS, the Corporation and the Employee desire to amend the Employment Agreement pursuant to Section 12.3 thereof in connection with the Stock Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof, among the Corporation and 21st Century Communications Partners, L.P., a Delaware limited partnership, 21st Century Communications T-E Partners, L.P., a Delaware limited partnership, and 21st Century Communications Foreign Partners, L.P., a Delaware limited partnership (collectively, the "Investors") and the issuance of certain newly issued shares of capital stock of the Corporation to the Investors as set forth in such Purchase Agreement;

         NOW THEREFORE, in consideration of the mutual covenants contained herein and in the Employment Agreement, the parties hereto agree as follows:

                  1 Section 1. I of the Employment Agreement is hereby amended by deleting the existing, language in its entirety and by substituting the following language therefor:

                           1.1 The Corporation hereby, employs the Employee and
                  the Employee hereby, accepts employment from the Corporation from a term continuing through and including December 31, 1999 (the "Term").

                  2 Section 4.1, Section 4.2, Section 4.3 and Section 4.4 to the Employment Agreement are hereby amended by deleting the existing language in its entirety, and by substituting the following language therefore:

                           4.1 During the Term, the Corporation shall pay to the
                  Employee a salary at the annual rate of $251,740.80, which shall be paid in equal monthly or more frequent installments (the "Base Salary").

                           4.2 In addition to the Base Salary, starting with the
                  ) year beginning January 1, 1997 and each year during the remainder of the Term. the Corporation shall pay to the Employee a Bonus at the annual rate of $60,000 (the "Bonus"), which Bonus shall be paid directly to the Employee in cash in one installment within a reasonable period after December 31 of each year; provided, however, that in the event the Corporation has not for any year met the budgeted revenue goals for such year established as hereinafter provided, then
                  (i) Employee shall not be entitled to receive any part of the Bonus for such year directly in cash and (ii) if the Promissory Note dated September 25, 1996 by the Corporation in favor of the Employee in the original principal amount of $2,375,500 is then outstanding, the Corporation shall offset against the Corporation's liability to Employee under such rate an amount equal to the lesser of (x) the Bonus and (y) the outstanding principal of and accrued but unpaid interest on such Note. Any such offset against such Note shall for all purposes be treated as through it were a prepayment of such Note by the Corporation. Employee shall negotiate in good faith with the Corporation and the member of the Corporation's Board of Directors who from time to time has been elected by the holders of the Corporation's Series B Senior Cumulative Compounding Convertible Redeemable Preferred Stock (or any capital stock into which shares of such Preferred Stock may be changed) to establish and budgeted revenue goals for each year reasonably acceptable to Employee, the Corporation and such director. which shall be reasonable, designed to link the entitlement of Employee to the Bonus for such year to the achievement of realistic and reasonable targets for growth in the Corporations revenues from year to year during the Term.

                  3 The Employment Agreement is hereby amended by adding the following Section 13.

                  13       Grant of Restricted Stock

                           13.1 As a reward for past, and an incentive for
                  future, employment performance by the Employee and for other good and valuable consideration the receipt and sufficiency of which is hereby, acknowledged, the Corporation is, effective as of the date hereof, awarding to the Employee, upon and subject to the terms and conditions set forth in this Agreement, 8,831 shares (the "Initial Shares") of the Common Stock, par value $.01 per share, of the Corporation ("Common Stock"). As used in this Section 13, (i) the term "Restricted Shares" will mean all Initial Shares and any and all other shares of stock and other securities which the Employee later acquires or has the right to acquire by reason of ownership of or otherwise with respect to any Initial Shares or other Restricted Shares, irrespective of the time and manner of such acquisition, including, without limitation, any shares or other securities (whether issued by the Corporation or otherwise) acquired by reason of any split-up, recapitalization, dividend, distribution, combination, conversion or exchange of shares of capital stock or other securities of the Corporation (or any other issuer), or acquired by reason of any merger or consolidation of the Corporation, any sale or other disposition of all or substantially all of the assets of the Corporation (or any other issuer) or any dissolution of the

                  Corporation (or any other issuer); and (ii) the term "Restricted Share Distributions" means any cash or other property, except stock or other securities, which the Employee acquires or receives or has the right to acquire or receive by reason of ownership of or otherwise with respect to any Restricted Shares, including, without limitation, any cash or other such property acquired or received by reason of any event specified in clause (i) of this sentence.

                           13.2 If a Forfeiture Event (as defined below) occurs
                  at any time prior to the Vesting Date (as defined below), all Restricted Shares and, subject to the last sentence of Section 13.3, Restricted Share Distributions held by or for the account of the Employee or which the Employee has the right to acquire or receive, and all rights and benefits of Employee with respect to such Restricted Shares and Restricted Share Distributions, automatically will be forfeited to and vest in the Corporation. As used in this Section 13, (i) the term "Forfeiture Event" means either (a) the termination of the Employee's employment with the Corporation by the Corporation for cause or (b) the termination of the Employee's employment with the Corporation by the Employee; (ii) the term "Vesting Date" means the first to occur of (A) December 31, 2006, (B) the death of the Employee, (C) the Employee's Disability, (D) the termination by the Corporation of the Employee's employment with the Corporation otherwise than for cause, (E) the sale, merger, consolidation or reorganization of or the sale of substantially all of the assets of the Corporation,
                  (F) the effective date of a public offering of the Corporation's Common Stock registered under the Securities Act of 1933, as now or subsequently in effect (the "Securities Act") in which the Restricted Shares have been registered for sale or (G) the first date as of which, pursuant to Rule 144 under the Securities Act, the Restricted Shares may be publicly offered and sold by Employee without registration under the Securities Act and without any limitation or restriction, including any limitation as to volume or manner of sale; and (iii) the term "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Board of Directors of the Corporation in good faith. For purposes of this Section 13, "cause" for termination of Employee's employment shall have the meaning set forth in Section 7.5.

                           13.3 By giving notice to the Employee, the
                  Corporation at any time: (i) may require that any or all of the certificates or other instruments or property evidencing or constituting any or all of the Restricted Shares or any or all Restricted Share Distributions then subject to forfeiture be held in escrow by a bank or other institution, or by the Corporation itself, until the Vesting Date; (ii) may require that the Employee deliver a stock power or other instrument endorsed in blank relating to any Restricted Shares held in escrow; and (iii) may require that any and all Restricted Shares be held in the name of such escrow agent (in such capacity) as registered or record owner. Any Restricted Shares and Restricted Share Distributions held in escrow which no longer are subject to forfeiture (as determined pursuant to Section 13.2 hereof) will be delivered out of escrow to the Employee within a reasonable time after the applicable Vesting Date, subject to Section 13.12 of this Agreement and the satisfaction by the Employee of applicable federal and state securities laws and withholding tax requirements, including any federal, state or local withholding taxes. Subject to
                  Section 13.12 of this Agreement, any Restricted Share Distributions which are not held in escrow may be received and retained by the Employee free of the restrictions and forfeiture provisions of this Section 13.

                           13.4 Except as provided by this Agreement, prior to
                  the Vesting Date, the Employee will not transfer or otherwise dispose of any Restricted Shares which are subject to forfeiture or transfer or dispose of any such Restricted Share Distributions held in escrow pursuant to Section 13.3 or in pledge pursuant to Section 13.12, and any such attempt to dispose of or transfer any such Restricted Shares or Restricted Share Distributions will be void and ineffective for all purposes. Each stock certificate or other instrument evidencing Restricted Shares subject to forfeiture will bear the following legend:

                           SHARES OF THE CORPORATION REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A EMPLOYMENT AGREEMENT DATED AS OF AUGUST 1, 1990 AND AS AMENDED AS OF SEPTEMBER 25,.1996 WHICH CONTAINS PROVISIONS RESTRICTING TRANSFER OF SUCH SHARES, REQUIRING SUCH SHARES TO BE FORFEITED TO THE MENTUS GROUP, INC. IN CERTAIN CIRCUMSTANCES AND OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

                  The words "transfer" and "dispose" include the making of any sale, exchange or other transfer or disposition of any ownership interest whatsoever with respect to the Restricted Shares or subject to the last sentence of Section 13.3, Restricted Share Distributions. Subject to Section 13.12, nothing in this Section 13.4 will prevent the transfer or other disposition, without consideration, of Restricted Shares or Restricted Share Distributions to a personal representative of the Employee or to one or more members of the Employee's immediate family or to trusts or similar entities for their benefit; provided, however, that in the case of such a transfer, each transferee must agree in writing to take such Restricted Shares or Restricted Share Distributions subject to the forfeiture provisions described above and to be fully bound by this Section 13. As used in this Agreement, the term "personal representative" will mean the executor or executors of the will or administrator or administrators of the estate and all other legal representatives (by operation of law or otherwise) of the Employee.

                           13.5 Whenever any Restricted Shares become free of
                  the rights and restrictions imposed by this Agreement, including any pledge pursuant to Section 13.12, the holder of such Restricted Shares will be entitled to receive a certificate or certificates not bearing the restrictive legend provided for in Section 13.4. If the certificate(s) evidencing such Restricted Shares are not held in escrow pursuant to Section 13.4, then the holders thereof must deliver them to the Corporation in order to receive the unlegended certificate(s) contemplated by this Section 13.5.

                           13.6 The Employee represents and warrants that he
                  will be acquiring the Restricted Shares to be acquired by him pursuant to this Agreement for his own account and not with a view to reselling or distributing all or any part of the Restricted Shares in any transaction which would constitute a "distribution" within the meaning of the Securities Act. The Employee acknowledges that the Initial Shares have not been, and it is likely that any other Restricted Shares will not be, registered under the Securities Act; that the Corporation neither is obligated nor intends to effect such registration; that absent such registration (or an exemption from registration), the Employee may be required to hold the Restricted Shares for an indefinite period of time; that the exemption from registration under the Securities Act provided by Rule 144 promulgated under the Securities Act likely will not be available to the Employee; and that even if available, such Rule would permit resales of the Restricted Shares only in limited amounts and upon compliance with the terms and conditions of such Rule.

                           13.7 The Employee agrees that the certificates
                  evidencing Restricted Shares to be registered in the name of the employee will bear the following legend:

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT IS IN EFFECT WITH RESPECT TO SUCH SECURITIES OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS APPLICABLE.

                           13.8 If at any time the Board of Directors of the
                  Corporation determines, in its discretion, that the listing, registration or qualification of any Restricted Shares (other than the Initial Shares) issuable pursuant to Section 13.1 or otherwise upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with such issuance, then such Restricted Shares need not be issued unless such listing, registration, qualification, consent or approval shall leave been effected or obtained free of any conditions not acceptable to the Corporation's Board of Directors. The Corporation in no event will be obligated to issue any Restricted Shares in any manner in contravention of the Securities, Act or any state securities law; provided, however, that if the Corporation does not issue such Restricted Shares for the reasons set forth in this sentence or the prior sentence, it will substitute a distribution of cash or other property to compensate for the failure to issue such Restricted Shares. The Board of Directors of the Corporation may, in connection with any issuance of Restricted Shares (other than the Initial

                  Shares) pursuant to Section 13. 1, require that, as a condition precedent to such issuance, in whole or in part, the Employee make written representations to the effect set forth in Section 13.1 and also may impose such other terms and conditions as the Corporation's Board of Directors may reasonable, require in order to cause such issuance to comply with all applicable laws.

                           13.9 The Employee will make appropriate arrangements
                  with the Corporation for any taxes which either of them is obligated to collect in connection with any issuance, payment, distribution, transfer or disposition of any Restricted Shares or Restricted Share Distributions. including any federal, state, or local withholding taxes (but excluding any stock transfer taxes payable in connection with the transfer by the Corporation of the Initial Shares to the Employee, which taxes will be paid by the Corporation), and the Corporation, as applicable, will be entitled to withhold from amounts or other consideration payable or issuable to the Employee under this Agreement or otherwise such amounts as may be required by applicable law.

                           13.10 Subject to Sections 13.1 through 13.9, the
                  Employee will have, with respect to each type or class of Restricted Shares, all rights of a holder of Restricted Shares of such type or class, including, without limitation, voting rights and rights to receive dividends or other distributions with respect to the Restricted Shares.

                           13.11 The Corporation may refuse to effect the
                  transfer by the Employee or any subsequent holder (except as otherwise expressly contemplated hereby) of any of the Restricted Shares on its books during any period in which such Restricted Shares are subject to forfeiture to the Corporation as set forth in Section 13.2 hereof. A copy of this Agreement shall be filed with the Secretary of the Corporation.

                           13.12 If, at any time or from time to time while the
                  Employee continues to be employed by the Corporation pursuant to this Agreement, any federal, state or local income taxes shall become due and payable by Employee by reason of the grant, issuance or delivery by the Corporation of Restricted Shares to Employee or by reason of any compensation under this Agreement which was earned by, Employee after December 31, 1992 and prior to September 1, 1996 but the payment of which was deferred, then provided that no Forfeiture Event shall have occurred, the Corporation shall, if requested by Employee, make loans to Employee for the purpose of permitting Employee to pay such taxes, subject to the following terms and conditions:

                           (i) the amount of any such loan shall not exceed the
                  net amount of such federal, state and local income taxes which are then or which will within 14 days after such loan is made become due and payable by Employee, calculated after taking into account all credits to which Employee is entitled by virtue of any amounts (including taxes, interest and penalties) which the Corporation has withheld or otherwise paid or for which the Corporation is liable with respect to the event which results in such taxes, and the proceeds of such loan shall be used solely for the payment of such taxes when or before due.

                           (ii) at the time the Corporation is to make any such
                  loan (a) a petition seeking liquidation, reorganization or other relief with respect to Employee or his debts has not been filed under any bankruptcy, insolvency or other similar law or hereafter in effect, (b) relief has not been granted with respect to Employee or his debts in any case or proceeding for liquidation, reorganization, or otherwise under any bankruptcy, insolvency or other similar law now or hereafter in effect, (c) a trustee, receiver, liquidator, custodian or other similar official has not been appointed (either with or without the consent of Employee) for any substantial part of Employee's properties, (d) Employee has not been adjudicated to be insolvent, and (e) Employee has not made a general assignment for the benefit of his creditors.

                           (iii) Each such loan shall be evidenced by a note
                  payable to the order of the Corporation and executed and delivered by Employee and shall be secured by a perfected, first priority security interest in and pledge of Restricted Shares then existing or thereafter acquired which shall have a fair market value, determined on the date such loan is made and on a semi-annual basis thereafter, of not less than the principal amount of such loan and such note and the documents and instruments by which such security interest is granted and such pledge is made shall be in customary form and contain customary provisions (including, without limitation, provisions regarding events permitting acceleration of the maturity of such note), in addition to any other provisions which the Corporation may reasonably request. As contemplated by the foregoing, the fair market value of the Restricted Shares securing each such loan shall be determined on a semi-annual basis and the number of Restricted Shares held in pledge by the Corporation as security for such loan shall be adjusted as necessary so that fair market value of such Restricted Shares shall be at least equal to the principal amount of such loan. Each such loan shall be without recourse to Employee or his property, other than all Restricted Shares and Restricted Share Distributions then existing or thereafter acquired, together with all proceeds thereof, substitutions therefor and replacements thereof.

                           (iv) Each such loan shall bear interest at a
                  fluctuating rate per annum at all times equal to the rate of interest publicly announced from time to time by The Bank of New York, as its prime rate in effect at its principal office in the City of New York, State of New York, and such rate of interest shall change when and as such prime rate changes. Accrued interest will be payable quarterly in arrears.

                           (v) The entire principal amount of each such loan,
                  together with any accrued and unpaid interest thereon, shall become due and payable on the first to occur of (a) the first anniversary of the termination of Employee's employment with the Corporation for any reason, (b) the fifth anniversary of the date of the first such loan or (c) acceleration in accordance with the terms of the note contemplated by clause
                  (i) above. The terms of each such loan shall provide that in the event of any sale, transfer, exchange or other disposition by Employee of shares of capital stock of the Corporation for cash or other consideration, Employee shall promptly make a prepayment of such loan in an amount equal to the lesser of
                  (x) the amount of such cash or the fair market value of such other consideration or (y) the then outstanding principal of and accrued but unpaid interest on such note.

                  4 Except as amended or modified hereby, the Agreement as amended shall remain in full force and effect.

                  5 This Amendment to Employment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  6 All capitalized terms used in this Amendment to Employment Agreement shall leave the definitions set forth in the Employment Agreement.

                         [Signatures Begin on Next Page]

                  IN WITNESS WHEREOF, each party hereto has executed this Amendment to Employment Agreement as of the date set forth above.

                                   THE MENTUS GROUP. INC

                                   By:
                                      --------------------------------

                                   Name:
                                   Title:

                                   -----------------------------------
                                             Gerard P. Joyce